SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 16, 2020

PRIME MERIDIAN HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Florida	333-191801	27-2980805
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1471 Timberlane Road, Tallahassee, FL	32312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 907-2300

Not Applicable

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter)

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	N/A	N/A

Item 8.01.	Other Events.

On April 16, 2020, Prime Meridian Holding Company (the “Company”) issued a press release. The press release announced that due to the impact of coronavirus, the Company’s Annual Meeting of Shareholders would be held virtually. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

The Annual Meeting will be held on Thursday, May, 7, 2020 at 6:00 pm Eastern Time. Shareholders may access the meeting at https://virtualshareholdermeeting.com/PMHG2020. To be admitted to the virtual meeting, registered shareholders must enter the control number found on their proxy card and enter the password PMHG2020. Shareholders who utilize a broker to hold their shares must contact their broker for their legal proxy and forward that proxy to the Company’s stock transfer agent, Computershare (legalproxy@computershare.com), to obtain a control number to attend and vote during the meeting. Shareholders may also attend the meeting as a guest, though the ability to ask questions and/or vote shares will not be an option.

Item 9.01 Financial Statements and Exhibits.

              (d)          Exhibits.

                             99.1       Press release dated April 16, 2020

The information in this report (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME MERIDIAN HOLDING COMPANY

By:	/s/ Sammie D. Dixon, Jr.
Sammie D. Dixon, Jr.
Vice Chairman, President and Chief Executive Officer

Date: April 16, 2020